UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 6, 2026

Welltower Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-8923	34-1096634
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4500 Dorr Street, Toledo, Ohio	43615
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (419) 247-2800

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $1.00 par value per share	WELL	New York Stock Exchange
Guarantee of 4.800% Notes due 2028 issued by Welltower OP LLC	WELL/28	New York Stock Exchange
Guarantee of 4.500% Notes due 2034 issued by Welltower OP LLC	WELL/34	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On March 6, 2026, Welltower OP LLC (the “Borrower”), a subsidiary of Welltower Inc. (the “Company”), entered into the Amended and Restated Credit Agreement, dated as of March 6, 2026 (the “Amended Credit Agreement”), with a consortium of 32 banks; KeyBank National Association, as administrative agent and L/C issuer; BofA Securities, Inc., JPMorgan Chase Bank, N.A. and Wells Fargo Securities LLC, as joint bookrunners for the Revolving A Facility and the Revolving B Facility; BofA Securities, Inc., JPMorgan Chase Bank, N.A., Wells Fargo Securities LLC and KeyBanc Capital Markets Inc., as U.S. joint lead arrangers for the Revolving A Facility and the Revolving B Facility; BofA Securities, Inc., JPMorgan Chase Bank, N.A., KeyBanc Capital Markets Inc. and RBC Capital Markets, as Canadian joint lead arrangers for the Revolving A Facility and the Revolving B Facility; Bank of America, N.A., JPMorgan Chase Bank, N.A. and Wells Fargo Securities LLC, as co-syndication agents for the Revolving A Facility and the Revolving B Facility; MUFG Bank, Ltd., Barclays Bank PLC, Citibank, N.A., Crédit Agricole Corporate and Investment Bank, Deutsche Bank Securities Inc., Goldman Sachs Bank USA, Mizuho Bank, Ltd., Morgan Stanley Senior Funding, Inc., PNC Bank, National Association and Royal Bank of Canada, as co-documentation agents; BNP Paribas, Citizens Bank, N.A., The Huntington National Bank, Regions Bank, The Bank of Nova Scotia, The Toronto-Dominion Bank, New York Branch, Truist Bank, The Bank of New York Mellon, Banco Bilbao Vizcaya Argentaria, S.A., New York Branch, Banco Santander, S.A., New York Branch and BMO Bank, N.A., as co-senior managing agents; Capital One, National Association and U.S. Bank National Association, as managing agents; and Crédit Agricole Corporate and Investment Bank, as sustainability structuring agent.

The Amended Credit Agreement amends and restated in its entirety the Company’s existing Credit Agreement, dated as of June 4, 2021 (as amended, restated, supplemented or otherwise modified from time to time prior to March 6, 2026, the “Prior Credit Agreement”) and the credit facilities under the Amended Credit Agreement replace the Company’s existing $5,000,000,000 unsecured revolving credit facilities, $1,000,000,000 unsecured term loan facility and CAD 250,000,000 unsecured term loan facility under the Prior Credit Agreement.

The Amended Credit Agreement consists of a $6,250,000,000 unsecured revolving credit facility (the “Revolving Facility”), comprised of a $4,250,000,000 tranche (the “Revolving A Tranche”) and a $2,000,000,000 tranche (the “Revolving B Tranche”).

The maturity date for the Revolving A Tranche is March 6, 2030 and the maturity date for the Revolving B Tranche is July 24, 2029; provided, that the maturity date of the Revolving A Tranche may be extended for two successive terms of six months each if no default or event of default has occurred under the Amended Credit Agreement and the Company pays a non-refundable extension fee of 0.0625% of the tranche then in effect. Based on the satisfaction of certain conditions, the Company has the right to increase the amount available under the revolving credit facilities or establish term loan facilities up to an additional $1,250,000,000. The lenders would have the right, but not the obligation, to commit to all or a portion of any such increase.

The Amended Credit Agreement includes sublimits of up to $100,000,000 for letters of credit and up to $1,750,000,000 for borrowings (including letters of credit) under certain alternative currencies; each of these sublimits are part of, and not in addition to, the amounts available under the Revolving Facility.

The revolving loans bear interest at the applicable margin plus the base rate or SOFR interest rate, at the Company’s option. Letter of credit fees equal the applicable margin for revolving loans multiplied by the daily amount available to be drawn under such letters of credit. The applicable margins are based on the Company’s ratings established by certain debt rating agencies for the Company’s long term, senior, unsecured, non-credit enhanced debt (the “Debt Ratings”).

The Company is obligated to pay a quarterly facility fee equal to the product of the applicable rate multiplied by the Revolving Facility amount with such rate based on the Company’s Debt Ratings.

In addition, the applicable margin and facility fee are subject to further modification subject to certain sustainability metrics as set forth in the Amended Credit Agreement.

The Amended Credit Agreement includes certain customary representations and warranties by the Company and imposes certain customary covenants on the Company. The Amended Credit Agreement contains certain customary events of default, and if an event of default occurs and continues, the Company is subject to certain actions by the administrative agent, including, without limitation, the acceleration of repayment of all amounts outstanding under the Amended Credit Agreement.

Certain of the parties to the Amended Credit Agreement and/or their affiliates have provided and in the future may provide investment banking, commercial banking and/or advisory services to the Company for which they receive customary fees and expenses.

The foregoing description does not purport to be a complete statement of the parties’ rights and obligations under the Amended Credit Agreement and is qualified in its entirety by reference to the Amended Credit Agreement, a copy of which is filed herewith as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The representations, warranties and covenants contained in the Amended Credit Agreement were made as of a specified date, may be subject to a contractual standard of materiality different from what might be viewed as material to investors, or may have been used for the purpose of allocating risk among the parties thereto. Accordingly, the representations and warranties in the Amended Credit Agreement are not necessarily characterizations of the actual state of facts of the Company and its subsidiaries at the time they were made or otherwise and should be read only in conjunction with the other information that the Company makes publicly available in reports, statements and other documents filed with the Securities and Exchange Commission. Investors are not third-party beneficiaries of, and should not rely upon, such representations, warranties and covenants.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

10.1

Amended and Restated Credit Agreement, dated as of March 6, 2026, by and among the Company, the Borrower, KeyBank National Association, as administrative agent and L/C issuer; BofA Securities, Inc., JPMorgan Chase Bank, N.A. and Wells Fargo Securities LLC, as joint bookrunners for the Revolving A Facility and the Revolving B Facility; BofA Securities, Inc., JPMorgan Chase Bank, N.A., Wells Fargo Securities LLC and KeyBanc Capital Markets Inc., as U.S. joint lead arrangers for the Revolving A Facility and the Revolving B Facility; BofA Securities, Inc., JPMorgan Chase Bank, N.A., KeyBanc Capital Markets Inc. and RBC Capital Markets, as Canadian joint lead arrangers for the Revolving A Facility and the Revolving B Facility; Bank of America, N.A., JPMorgan Chase Bank, N.A. and Wells Fargo Securities LLC, as co-syndication agents for the Revolving A Facility and the Revolving B Facility; MUFG Bank, Ltd., Barclays Bank PLC, Citibank, N.A., Crédit Agricole Corporate and Investment Bank, Deutsche Bank Securities Inc., Goldman Sachs Bank USA, Mizuho Bank, Ltd., Morgan Stanley Senior Funding, Inc., PNC Bank, National Association and Royal Bank of Canada, as co-documentation agents; BNP Paribas, Citizens Bank, N.A., The Huntington National Bank, Regions Bank, The Bank of Nova Scotia, The Toronto-Dominion Bank, New York Branch, Truist Bank, The Bank of New York Mellon, Banco Bilbao Vizcaya Argentaria, S.A., New York Branch Banco Santander, S.A., New York Branch and BMO Bank, N.A., as co-senior managing agents; Capital One, National Association and U.S. Bank National Association, as managing agents; and Crédit Agricole Corporate and Investment Bank, as sustainability structuring agent.*

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

*

Certain of the exhibits and schedules to this Exhibit have been omitted in accordance with Regulation S-K Item 601(a)(5). The Registrant agrees to furnish supplementally a copy of all omitted exhibits and schedules to the Securities and Exchange Commission upon its request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WELLTOWER INC.

By:	/s/ Matthew McQueen
Name:	Matthew McQueen
Title:	Chief Legal Officer and General Counsel

Dated: March 10, 2026